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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Aphria Inc. of our report dated July 31, 2019 relating to the consolidated financial statements, which is filed as Exhibit 99.2 to Aphria Inc.'s Annual Report on Form 40-F. We also consent to the reference to us under the heading, "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

March 2, 2020

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  Exhibit 23.3
Consent of Independent Registered Public Accounting Firm